Appendix A

                              Swift Energy Company

                                 Charter for the
                                 Audit Committee
                            of the Board of Directors

                       (As adopted on September 17, 2003)

Purpose

     The purpose of the Audit Committee is to assist the Board of Directors (the "Board") of Swift Energy Company ("Swift Energy" or the "Company") in fulfilling its responsibilities with respect to oversight in monitoring (i) the integrity of the financial statements of the Company; (ii) Swift Energy's compliance with legal and regulatory requirements; (iii) the independent auditors' selection, qualifications and independence; and (iv) the performance of Swift Energy's internal audit function and independent auditors.

     The Committee shall also be responsible for producing the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

Membership, Structure and Operations

     The Committee shall be comprised of three or more non-employee directors, each of whom is determined by the Board to be "independent" under the rules promulgated by the SEC under the Securities Exchange Act of 1934, and meet the financial literacy and experience requirements under the rules or listing standards established by the New York Stock Exchange, Inc. ("NYSE"), all as may be amended from time to time. In addition, at least one member of the Committee must satisfy the definition of audit committee financial expert as such term may be defined from time to time under the rules promulgated by the SEC. The members of the Committee shall be appointed by the Board, upon recommendation of the Corporate Governance Committee, for one-year terms, or until their successors are duly appointed and qualified.

     The Board shall designate the Chairman of the Committee; provided that if the Board does not designate a Chairman, the members of the Committee, by majority vote, may designate one of the members of the Committee to serve as Chairman until the Board designates a Chairman, upon recommendation by the Corporate Governance Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. The Board may remove any Committee member at any time.

     The Committee shall meet at least quarterly or more frequently as it deems necessary, advisable or as circumstances dictate, and shall report regularly to the Board. The Committee shall periodically meet separately with the Company's management, internal auditors and with the independent auditors to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee shall meet quarterly with the independent




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auditors and management to review the  Corporation's  financial  statements in a manner consistent with the Committee's responsibilities and duties set forth in this Charter. Meetings may be called by the Chairman of the Committee, Chairman of the Board or Chief Executive Officer of the Company. The Committee may delegate its authority to subcommittees constituted by a member or members of the Committee, provided that a report on any activities or actions is presented to the full committee at its next scheduled meeting.

                               Special Limitation

     If a Committee member simultaneously serves on the audit committee of more than three public companies, including the Company's, the Board must determine that such simultaneous service would not impair such member's ability to serve effectively on this Committee and such determination must be disclosed in the Company's annual proxy statement.

                           Responsibilities and Duties

     The Committee's job is one of oversight and monitoring. The Committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditor's report. Fundamentally, Swift Energy's management is responsible for preparing the Company's consolidated financial statements and the Company's independent auditors are responsible for auditing those financial statements. The independent auditors of Swift Energy must report directly to the Committee.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of concern that the Committee deems appropriate and shall have the sole authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors. The Committee shall advise management of the Company of appropriate funding levels required for payment of compensation to any advisors retained by the Committee.

     In carrying out its responsibilities and duties, the Committee should design its policies and procedures to be flexible, so that it may be in a position to react or respond appropriately to changing circumstances or conditions and to ensure that the corporate accounting and financial reporting practices of the Company, as well as the auditing process, are in accordance with all applicable requirements, and also are appropriately tailored for the Company's specific business and financial risks. In carrying out its duties and responsibilities, the following functions are within the authority of the
Committee:

Financial Reporting

     1. Review and discuss with the Company's management and its independent auditors the audited consolidated financial statements, including the disclosures in Management's Discussion and Analysis, in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) and the interim financial results as well as the disclosures in Management's Discussion and Analysis in the Company's quarterly reports on Form 10-Q prior to filing with the SEC, and review with the Company's independent auditors the results of the annual audit and the quarterly review and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended.




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     2.   Review in conjunction with the review of all financial  statements the quality of accounting principles and/or critical accounting policies adopted by the Company, and discuss with the Company's independent auditors how the Company's accounting principles and/or critical accounting policies compare with those used by the Company's peers or leaders in its industry and whether appropriate alternative accounting
          treatments  of  financial   information   within  generally   accepted
          accounting principles have been discussed with management, including the ramifications of use of such alternative disclosures, along with consideration of the treatment preferred by the Company's independent auditors.

     3. Review and discuss with the Company's management and its independent auditors, the quality and adequacy of the Company's internal controls and internal auditing procedures, as of the end of the most recent fiscal year, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud that involves management or other employees who have a significant role in the Company's internal controls, and discuss with the Company's independent auditors how the Company's financial systems and controls compare with practices of the Company's peers in its industry.

     4. On at least an annual basis, the Committee shall review and discuss the adequacy and performance of the Company's finance function including, but not limited to:

          (a)  the finance organization;

          (b)  financial   reporting  policies  and  practices  including  those
               regarding   earnings  press   releases  and  financial   guidance
               policies;

          (c) management information systems, internal accounting and financial controls; and

          (d)  asset  management  policies,  including  a review  of  investment
               policies,   performance  of  short  term  investments,  and  cash
               position.

     5. Review prior to filing each annual report on Form 10-K and quarterly report on Form 10-Q, all material off-balance sheet transactions, arrangements, obligations, and other relationships of the Company.

     6. The Committee shall periodically discuss with the Company's independent auditors whether, in accordance with generally accepted accounting principles and the rules of the SEC, all material correcting adjustments identified by Company's independent auditors are reflected in the Company's financial statements.

     7.   Review  and  timely   discuss  with  the  Company's   management   and
          independent   auditors  the  effect  of  regulatory   and   accounting
          initiatives.




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     8.   Review  disclosures made to the Audit Committee by the Company's Chief
          Executive   Officer  and  Chief   Financial   Officer   during   their
          certification process for each annual report on Form 10-K and quarterly report on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein.

External Audit

     9. The Committee shall be responsible for overseeing the independence of the Company's independent auditors.

     10. In its discretion the Committee may request from the Company's independent auditors quarterly, and the Committee shall require annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1.

     11.  Discuss with the  Company's  independent  auditors any such  disclosed
          relationships   and  their   impact  on  the   independent   auditors'
          independence.

     12. Set policies regarding the hiring by the Company of current or former employees of the Company's independent auditors.

     13. The Committee shall have the ultimate authority and responsibility for the appointment, termination, compensation and oversight of the work of the Company's independent auditors in preparing or issuing an audit report or related work, including resolving any disagreements between the Company's management and its independent auditors regarding financial reporting. The Committee shall approve, in its sole discretion, any professional services to be provided by the Company's independent auditors, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditors) before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditors. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. The Committee shall ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934. The Committee shall advise management of appropriate funding levels required for payment of compensation to the outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or pre-approved non-audit services.

     14. At least annually, the Committee shall obtain and review a report from the Company's independent auditors describing: the firm's internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.






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     15.  The  Committee  shall  meet with the  Company's  independent  auditors without the presence of management at some point during all quarterly meetings of the Committee, meet separately with the internal auditors
          periodically  and  meet  with  management   periodically  without  the
          presence of the Company's independent auditors.

     16. The Committee shall periodically review and discuss the adequacy and effectiveness of the Company's disclosure controls and management reports thereon.

     17. The Committee shall evaluate whether it is appropriate to adopt a policy of rotating the Company's independent auditors on a regular basis.

     18. The Committee shall require the Company's independent auditors to perform timely reviews of the Company's interim financial reports.

     19. The Committee shall require the Company's independent auditors to submit to the Committee each year a management letter, which outlines any weaknesses in internal controls and other matters of significance.

     20. The Committee shall review each annual audit with the Company's independent auditors. Such review should include:

          (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management;

          (b)  any changes in the planned scope of the audit;

          (c) any changes in the scope of activities of the internal auditors and evaluations of the impact of such changes on the conduct of the Company's independent auditors' audit and/or any other implications of such changes;

          (d) the responsibilities, budget and staffing of the internal audit function; and

          (e) obtaining assurance from the independent auditors that its obligations under Section 10A of the Securities Exchange Act of 1934 have not been implicated.

Internal Audit

     21. The Committee shall review the internal audit plan and significant changes in planned activities; and review significant findings resulting from internal audits and management's responsiveness to the findings.

     22. The Committee shall review the internal auditors' assessment of the effectiveness of or weaknesses in, internal control systems.



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     23.  The Committee shall evaluate the  performance and  independence of the internal auditors on at least an annual basis.

External Reserve Engineers

     24. The Committee shall review and confirm the appropriateness of the process of selection of the Company's independent reserve engineers, in consultation with those members of management that the Board deems knowledgeable in such area and focused upon confirmation of the independence of such reserve engineering firm.

Compliance with Laws and Regulations

     25. The Committee shall review, with the Company's management and its independent auditors, the Company's procedures established to:

          (a) prevent unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or US);

          (b)  ascertain   whether  there  are  any   unaccounted   or  off-book
               transactions; and

          (c) identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc ).

Other

          26. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints from employees of the Company on financial reporting, accounting, internal accounting controls or auditing matters, and (ii) anonymous and confidential submissions by employees of the Company of concerns regarding questionable financial reporting, accounting or auditing matters.

          27. On an annual basis, the Committee shall review with the Company's independent auditors and/or internal auditors, if applicable, audits of the employee benefit plans to determine that there are proper Company procedures to ensure compliance with all relevant laws and regulations.

          28. On an annual basis, the Committee shall review the adequacy of the Company's and officers' and directors' liability insurance coverage and review the Company's insurance policies with respect to risk assessment and risk management.

          29.  The  Committee  shall  recommend   whether  each  year's  audited
               financial statements should be included in the Company's Annual Report.

          30. The Committee shall conduct a self-evaluation of its performance not less frequently than annually and report its findings to the Board.




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          31.  The  Committee  shall  review and  reassess  the adequacy of this
               Committee's Charter on an annual basis and recommend any proposed changes to the Board for approval, as well as periodically review actions taken by the Committee so as to comply with the NYSE listing standards or other applicable listing standards and the Sarbanes-Oxley Act of 2002 or other applicable securities laws or regulations.

          32. Maintain minutes or other records of meetings and activities of the Committee.


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